UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 23, 2010

ENTREMED, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive
Rockville, Maryland
______________________
(Address of principal executive offices)

20850
____________________
(Zip Code)

(240) 864-2600
_____________________
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 23, 2010, EntreMed, Inc. (the “Company”) was notified by the Nasdaq Stock Market (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had granted the Company's request to remain listed on the Nasdaq Capital Market.   The Company’s continued listing is subject to the conditions specified by Nasdaq, including: (i) on or before July 16, 2010, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of 10 prior consecutive trading days; and (ii) the Company must demonstrate compliance with all other requirements of continued listing on the Nasdaq Capital Market.

If the Company does not satisfy the conditions to remain listed on the Nasdaq Capital Market, the Panel will issue a final determination to delist the Company's common stock.  The Company has agreed to take the necessary action to regain compliance with the minimum bid price requirement, including, if necessary, seeking stockholder approval for a reverse stock split at the Company’s annual meeting on June 3, 2010 in order to provide the Company’s Board of Directors with the flexibility to maintain the public listing of the Company’s common stock.   There can be no assurance that the Company will be able to comply with these compliance conditions, or that it will be able to regain or maintain compliance with the Nasdaq listing requirements.

The Company issued a press release in connection with the foregoing matter on March 24, 2010, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

   99.1          Press Release of EntreMed, Inc. dated March 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

By:	/s/ Cynthia W. Hu
Name: Cynthia W. Hu
Title: Chief Operating Officer, General Counsel & Secretary

Date:   March 24, 2010

Exhibit Index

Exhibit Number	Description

99.1	Press release dated March 24, 2010